EXHIBIT 10.3

NOTE REPAYMENT AGREEMENT

THIS NOTE REPAYMENT AGREEMENT (this “Agreement”) is dated as of May 4, 2017, by and between Artelo Biosciences, Inc. (f/k/a Knight Knox Development Corp.) (“Maker”) and Malibu Investments Limited (“Holder”).

RECITALS

WHEREAS, Maker issued a Senior Promissory Note dated as of November 18, 2016 in favor of Holder in the principal amount of $30,000, with an annual interest rate of ten percent and a maturity date of November 18, 2017 (the “Note”);

WHEREAS, as of the date of this Agreement Maker is indebted to Holder in the aggregate amount of $31,500, including accrued and unpaid interest pursuant to the Note (the “Amount Due”); and

WHEREAS, Maker and Holder desire to enter into this Agreement to memorialize Maker’s repayment in full of the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. Repayment of the Note

Within fourteen (14) days from the execution of this Agreement, Maker shall forward to Holder a confirmation of a wire transfer of the funds representing the Amount Due.

2. Cancellation of the Note

Upon receipt of confirmation of a wire transfer, Holder shall forward the original copy of the Note marked “PAID IN FULL” on the top of the Note. In the event Holder is unable to locate the original copy of the Note, of if Holder fails to forward the original copy of the Note, Holder hereby agrees that its receipt of funds representing the Amount Due shall be conclusive evidence of Maker’s full repayment of the Note and Holder’s rights thereunder shall cease.

3. No Other Rights

Notwithstanding anything in the Note to the contrary, including, but not limited to, Holder’s rights to have the Amount Due be converted into Maker’s next private placement, Maker and Holder hereby agree that repayment of the Amount Due pursuant to the terms of this Agreement represents Maker’s full repayment of the Note and Holder shall have no rights for any further repayment, either in cash or equity, from Maker.

4. Entire Agreement

This Agreement represents the parties entire agreement regarding repayment of the Note and supersedes and replaces any and all other agreements, oral or written.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker and Holder have caused this Note Repayment Agreement to be signed by their duly authorized representatives as of the date first written above.

ARTELO BIOSCIENCES, INC.		MALIBU INVESTMENTS LIMITED

By:	/s/ Gregory Gorgas	By:	/s/ Stephen McClure
Name:	Gregory Gorgas	Name:	Stephen McClure
Title:	President & CEO	Title:	Director